SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

THE COAST DISTRIBUTION SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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THE COAST DISTRIBUTION SYSTEM, INC.

350 Woodview Avenue

Morgan Hill, California 95037

(408) 782-6686

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 29, 2007

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders of The Coast Distribution System, Inc., a Delaware corporation (the “Company”), will be held at the Executive Offices of the Company, 350 Woodview Avenue, Morgan Hill, California, on Wednesday August 29, 2007, at 10:00 A.M., Pacific Time, for the following purposes, as more fully described in the accompanying Proxy Statement:

(1)	To elect Robert S. Throop and Leonard P. Danna as the Class I Directors of the Company for a term of three years.

(2)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on July 17, 2007, will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Sandra A. Knell

Secretary

July 24, 2007

YOUR VOTE IS IMPORTANT. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE AND SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID ENVELOPE THAT ACCOMPANIES THIS PROXY STATEMENT.

Any stockholder present at the Meeting may withdraw his or her proxy and vote in person on each matter brought before the Meeting. However, stockholders whose shares are held in the name of a broker or other nominee and who desire to vote their shares at the Meeting should bring with them a proxy or letter from that firm confirming their ownership of those shares.

THE COAST DISTRIBUTION SYSTEM, INC.

350 Woodview Avenue

Morgan Hill, California 95037

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be Held August 29, 2007

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of The Coast Distribution System, Inc., a Delaware corporation (“Coast” or the “Company”), for use at its 2007 Annual Meeting of Stockholders to be held on Wednesday, August 29, 2007, at 10:00 A.M., Pacific Time, at the executive offices of the Company, 350 Woodview Avenue, Morgan Hill, California 95037. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about July 24, 2007.

YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE BY SIGNING, DATING

AND RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE PREPAID

RETURN ENVELOPE THAT ACCOMPANIES THIS PROXY STATEMENT.

Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. In that event, you will receive multiple copies of this Proxy Statement and multiple proxies. If you want all of your votes to be counted, please be sure to sign, date and return all of those proxies.

Who May Vote?

If you were a stockholder on the records of the Company at the close of business on July 17, 2007, you may vote at the 2007 Annual Meeting, either in person or by proxy. On that day, there were 4,430,802 shares of our common stock outstanding and entitled to vote.

How Many Votes Do I Have?

Each share is entitled to one vote on all matters presented for a vote of the stockholders. However, our Certificate of Incorporation provides that, if any stockholder who is entitled to vote and is in attendance at the Annual Meeting announces, prior to the voting, an intention to cumulate votes in the election of directors, then all stockholders will be entitled to cumulate votes in that election. In an election held by cumulative voting, each stockholder is entitled to cast a number of votes equal to the number of directors to be elected (which, at this year’s Annual Meeting, will be two) multiplied by the number of shares of common stock held by the stockholder, and those votes may be cast all for a single nominee or may be distributed, in such proportions as the stockholder chooses, among all or any number of the nominees properly placed in nomination. However, in accordance with the applicable provisions of the Company’s Certificate of Incorporation, no stockholder may cumulate votes for any nominee for election as a director unless the name of that nominee has been properly placed in nomination before the voting and any stockholder has given notice, at the Annual Meeting and before the voting, of such stockholder’s intention to cumulate his or her votes.

How May I Vote?

If you are a record holder of Coast shares, you may vote by proxy, by completing, signing and returning the enclosed proxy card; or you may attend the meeting and vote your shares in person. However, if you vote by proxy and then attend the meeting in person, you may withdraw your proxy and vote in person if you so choose.

What Does It Mean To Vote By Proxy?

To vote by proxy means that you give someone else the right to vote your shares in accordance with your instructions. In this case, we are asking you to give your proxy to Thomas R. McGuire, the Chairman and Chief Executive Officer, John W. Casey, and Ben A. Frydman, all of whom are incumbent directors of the Company (the “proxyholders”), by signing and dating the enclosed proxy card and retuning it in the postage prepaid return envelop that also is enclosed. In this way, you ensure that your vote will be counted even if you are unable to attend the Annual Meeting. If, after giving us your proxy, you attend the Annual Meeting, you may still choose to vote your shares in person and, in that case, only the votes you cast at the Annual Meeting will be counted.

How Will My Proxy Be Voted?

If you sign, date and return your proxy, your shares will be voted in accordance with the instructions you mark on your proxy card. If you sign and return your proxy card without specifying how you want your shares voted, the proxyholders will vote your shares For the election of the Board’s nominees for Class I directors.

If any other matter is presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by your proxy will be voted in accordance with the judgment of the proxyholders.

However, if your shares are held in a brokerage account or by a nominee, please read the information below under caption “Voting Shares Held by Brokers, Banks and Other Nominees” regarding how your shares may be voted.

Voting Shares Held by Brokers, Banks or Other Nominee Holders

If you hold your shares of Coast common stock in a brokerage or nominee account, you are the “beneficial owner” of those shares, holding them in “street name.” In order to vote your shares, you must give voting instructions to your broker or the nominee holder of your shares. We ask brokers and nominee holders to obtain voting instructions from the beneficial owners of shares of our common stock. Proxies that are sent to us by brokers or nominee holders on your behalf will count toward a quorum and will be voted in accordance with the instructions that you have provided to the broker or nominee holder of your shares. If you fail to provide voting instructions, your broker or other nominee will have discretion to vote your shares at the Annual Meeting for the election of the Class I Directors nominated by the Board (unless there is a “counter-solicitation” or your broker has knowledge of a “contest,” as those terms are used in the New York Stock Exchange Rules).

Required Vote

Quorum Requirement.    Our Bylaws require that a quorum be present, in person or by proxy, before any business may be transacted at the Meeting (other than adjourning the Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement). A quorum is present if a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is represented, either in person or by proxy, at the Annual Meeting. Broker non-votes and abstentions will be counted for purposes of determining whether a quorum is present.

Election of Directors.    Assuming a quorum of the stockholders is present in person or by proxy at the Annual Meeting, a plurality of the votes cast will be required for the election of the Class I Directors. As a result, the two nominees who receive the highest number of votes cast will be elected as the Class I Directors. Shares voted to “Withhold Authority” will not have any effect on the outcome of the election. Broker non-votes, which relate to shares for which “street” or “nominee” holders do not obtain voting instructions from the beneficial holders and cannot or do not choose to vote the shares on a discretionary basis, are not counted as votes cast and, therefore, also will have no effect on the outcome of the election.

How Can I Revoke My Proxy?

If you are the record owner of your shares and, after you have returned your proxy, you decide to change your vote, you may do so by taking any one of the following actions:

•

Sending a written notice that you are revoking your proxy, addressed to the Secretary of the Company, at 350 Woodview Avenue, Morgan Hill, California 95037, and then voting again by one of the methods described immediately below. To be effective, the notice of revocation must be received by the Company before the Annual Meeting commences.

•

Returning a new proxy by mail at a later date than your prior proxy. To be effective, that proxy must be dated as of a date that is later than the date of your earlier proxy and must be received by the Company before the Annual Meeting commences.

•	Attending the Meeting and voting in person or by proxy in a manner different that the instructions contained in your earlier proxy.

However, if your shares are held by a broker or other nominee holder, and you want to change the voting instructions you have previously given to the broker or nominee holder, you will need to contact your broker or the nominee holder to ascertain the actions you will need to take to change your previous voting instructions.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of July 17, 2007, information regarding the ownership of the Company’s outstanding Common Stock by (i) each person known to management to own, beneficially or of record, more than five percent (5%) of the Common Stock, (ii) each director and each of the Named Executive Officers of the Company, and (ii) all of the directors and Named Executive Officers as a group.

Name and Address of Beneficial Owner	Amount and Nature of Benefit Ownership(1)		Percent of Class
Thomas R. McGuire 350 Woodview Avenue Morgan Hill, CA 95037	499,833	(2)	11.3%

Dimensional Fund Advisors 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	366,311	(3)	8.3%

Robert E. Robotti(4) Robotti & Company, Incorporated 52 Vanderbilt Avenue New York, NY 10017	312,500	(4)	7.1%

JB Capital Partners, L.P. Alan W. Weber 5 Evan Place, Armonk, NY 10504	295,900	(5)	6.7%

Lone Star RV Sales, Inc. 14444 North Freeway, Houston, TX 77090	252,900	(6)	5.7%

Robert S. Throop	27,000	(7)	*

John W. Casey	25,000	(7)	*

Ben A. Frydman	23,000	(7)	*

Leonard P. Danna	8,000	(7)	*

Sandra A. Knell	154,215	(8)	3.4%

Dennis A. Castagnola	77,636	(8)	1.7%

David A. Berger	59,581	(8)	1.3%

James Musbach	15,200		*

All directors and NEOs as a group (9 persons)	889,465	(9)	19.3%

*	Less than 1%.

(1)	Except as otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

(2)	Includes 3,750 shares subject to outstanding stock options exercisable during the 60-day period ending September 15, 2007.

(3)	In a report filed with the Securities and Exchange Commission, Dimensional Fund Advisors, Inc., an investment advisor registered under Section 201 of the Investment Advisors Act of 1940 (“DFA”), reported that (i) it possesses voting and investment power over these shares, (ii) these shares are owned by four investment companies registered under the Investment Company Act of 1940 for which DFA serves as investment advisor and certain commingled group trusts and separate accounts for which DFA serves as investment manager and (iii) although it may be deemed to be the beneficial owner of such shares, DFA disclaims such beneficial ownership.

(4)	According to a report filed by Robert E. Robotti with the Securities and Exchange Commission, of these 312,500 shares of the Company’s common stock, Mr. Robotti shares voting and dispositive power with: (i) Robotti & Company, Incorporated as to 39,000 of these shares; (ii) Robotti & Company, LLC, as to 19,250 of these shares, (iii) Robotti Company Advisors LLC as to 14,750 of these shares; and (iv) Kenneth R. Wasiak, Ravenswood Management Company, LLC and Ravenswood Investment Company, L.P. as to 253,500 of these shares, and may be deemed to share beneficial ownership with Suzanne Robotti, Mr. Robotti’s wife, as to the remaining 20,000 shares, even though the report states that Suzanne Robotti holds sole voting and dispositive power with respect to those 20,000 shares. However, the report also states that each of the above named persons and entities disclaims beneficial ownership of the shares held by each of the other named persons and entities.

(5)	In a report filed with the Securities and Exchange Commission, JB Capital Partners, L.P and Alan W. Weber, its general partner, reported that they share voting and dispositive power and, therefore, share beneficial ownership, with respect to 294,900 of these shares and that Mr. Weber is the sole beneficial owner of, with sole voting and dispositive power over, the other 1,000 shares.

(6)	In a report filed with the Securities and Exchange Commission, Lone Star RV Sales, Inc. reported that it possesses sole ownership and dispositive power with respect to these shares and that it disclaims beneficial ownership of 13,000 shares owned by Scott Byrne and 10,000 shares owned by Gordon Byrne.

(7)	Includes shares subject to outstanding stock options exercisable during the 60 day period ending September 15, 2007, as follows: Mr. Throop—8,000 shares; Mr. Casey—18,000 shares; Mr. Frydman—18,000 shares; and Mr. Danna—8,000 shares.

(8)	Includes shares subject to outstanding stock options exercisable during the 60 day period ending September 15, 2007, as follows: Ms. Knell—53,750 shares; Mr. Castagnola—46,250 shares; and Mr. Berger—26,250 shares.

(9)	Includes 182,000 shares subject to outstanding stock options exercisable during the 60 day period ending September 15, 2007.

ELECTION OF DIRECTORS

(Proposal One)

The Board of Directors is comprised of five directors and is divided into three classes. The directors in each class serve for three-year terms. The Board has nominated Robert S. Throop and Leonard P. Danna, both of whom are incumbent directors, for election as the Class I Directors of the Company at this year’s Annual Meeting. Messrs. Throop and Danna were both elected by the stockholders to their current terms of office, as directors, at the 2004 Annual Stockholders Meeting and have consented to serve on the Board if re-elected at the Annual Meeting.

Unless authority to vote has been withheld, the proxyholders intend to vote the shares represented by the proxies they receive for the election of Messrs. Throop and Danna as Class I Directors of the Company. If, for any reason, either of them should become unable to serve, then the Board of Directors may either (i) reduce the authorized number of Class I directors to one, in which case only one Class I Director-Nominee will stand for election at the 2007 Annual Meeting, or (ii) designate a substitute nominee for election as a Class I Director, in which event the votes represented by the proxies they receive may be cast for the election of that substitute nominee. The Board of Directors has no reason to believe that either Mr. Throop or Mr. Danna will become unable to serve.

Vote Required and Vote Recommended by the Board of Directors

Under Delaware law, the two nominees for election as Class I Directors receiving the highest number of votes at the Annual Meeting will be elected.

If any stockholder entitled to vote gives notice at the Annual Meeting of his or her intention to cumulate votes in the election of Directors, the proxyholders will have the discretion to cumulate the votes represented by the proxies they hold and to cast those votes, in such proportions as they deem appropriate, for either or both of the nominees named above, except to the extent authority to vote has been withheld.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF MESSRS. THROOP AND DANNA AS THE CLASS I DIRECTORS OF THE COMPANY

Nominees and Directors

The names and certain information, as of July 17, 2007, concerning the nominees for election as Class I Directors and the continuing Directors are set forth below.

Name	Age	Position
Class I Directors and Nominees
Robert S. Throop	69	Director
Leonard P. Danna	54	Director

Class II Director
John W. Casey	65	Director

Class III Directors
Thomas R. McGuire	63	Chairman, Chief Executive Officer & Director
Ben A. Frydman	60	Director

Class I Directors and Nominees

Robert S. Throop has served as a director of the Company since 1995. Until his retirement in late 1996, and for more than the prior five years, Mr. Throop was the Chairman and Chief Executive Officer of Anthem Electronics, Inc. (“Anthem”), which is a national distributor of semiconductor and computer products and was, during Mr. Throop’s tenure as its Chairman and CEO, a New York Stock Exchange listed company. Mr. Throop is also a director of the Manitowoc Company, a publicly traded company that is a leading manufacturer of industrial cranes, and Azerity, which is a privately owned business.

Leonard P. Danna has served as a director of the Company and Chairman of the Audit Committee of the Board of Directors since November 2003. Mr. Danna is, and since April 1999 has been, an audit partner with the accounting firm of Vavrinek, Trine Day & Co., LLP. From August 1985 to April 1999, Mr. Danna was an audit partner with Grant Thornton LLP.

Class II Director

John W. Casey has served as a director of the Company since August 1998. From 1980 and until his retirement in 1994, Mr. Casey was President and Chief Executive Officer of Shurflo Pump Mfg. Company (“Shurflo”), which is engaged in the manufacture and sale of pumps used in pumping and circulating water or other liquids in a variety of products and equipment, including recreational vehicles and soft drink dispensing machines. Mr. Casey also serves as a director of the Deschutes Basin Land Trust.

Class III Directors

Thomas R. McGuire is a founder of the Company and has been Chairman of the Board and Chief Executive Officer of the Company since its inception in 1977.

Ben A. Frydman has served as a director of the Company since 1988. Mr. Frydman is, and for more than the past five years has been, engaged in the private practice of law, as a member and stockholder of Stradling Yocca Carlson & Rauth, a Professional Corporation, which provided legal services to the Company in 2006.

There are no family relationships among any of the Company’s officers or directors.

THE BOARD OF DIRECTORS

Role of the Board of Directors.    In accordance with Delaware law and our Bylaws, the Board of Directors oversees the management of the business and affairs of the Company. The members of the Board keep informed about our business through discussions with management of the Company, by reviewing analyses and reports sent to them by management and outside consultants, and by participating in Board and in Board committee meetings.

Our Board members are encouraged to prepare for and to attend all meetings of the Board and the Board committees of which they are members and all stockholder meetings. During the fiscal year ended December 31, 2006, the Board of Directors of the Company held a total of seven meetings and all of the directors attended at least 80% of the total of those meetings and the meetings of the Board committees on which they served during 2006. All five of our directors also attended the 2006 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has two standing committees: an Audit Committee and a Compensation Committee. Information regarding the members of each of those Committees and their responsibilities and the number of meetings held by those Committees in 2006 is set forth below. The Board of Directors, as a whole, functions as the Board Nominating Committee.

Audit Committee and Financial Experts.    The members of the Audit Committee are Leonard P. Danna, its Chairman, Robert S. Throop and John W. Casey. The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of the AMEX listed company rules and the enhanced independence requirements for audit committee members contained in Rule 10A 3 under the Securities Exchange Act of 1934, as amended. Our Board of Directors also has determined that each of Messrs. Danna and Throop meets the definition of “audit committee financial expert” adopted by the Securities and Exchange Commission (the “SEC”). The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent registered public accounting firm engaged to audit the Company’s financial statements. Interested stockholders can obtain a copy of that Charter at our Internet website at www.coastdistribution.com. To ensure independence, the Audit Committee meets separately with our outside auditors and members of management, respectively. The Audit Committee held a total of four meetings during fiscal 2006.

Compensation Committee.    The members of the Compensation Committee are John W. Casey, who serves as the Committee’s Chairman, and Robert S. Throop and Leonard Danna, each of whom is independent (as defined in the AMEX listed company rules). The Compensation Committee (i) sets the salaries of the Company’s executive officers, (ii) adopts incentive compensation and other benefit plans for our executive officers, and sets the performance targets and determines the incentive compensation awards under management bonus programs; (iii) administers, and makes determinations with respect to the granting and terms of stock options and rights to purchase common stock under, the Company’s Stock Incentive Plans; and (iv) reviews the Compensation Discussion & Analysis required by the Securities and Exchange Commission rules and regulations to be included in this Proxy Statement, and recommends to the Board whether the Compensation Discussion and Analysis should be included in the Company’s annual proxy statement or other applicable filings. The Compensation Committee operates under a charter that sets forth the role and responsibilities of the Committee. A copy of that charter, which complies with applicable AMEX listed company rules, is accessible at our website at www.coastdistribution.com. The Compensation Committee held two meetings during fiscal 2006.

Nominating Committee.    The Board of Directors has decided that the full Board should perform the functions of a nominating committee for the Company. It made that decision because the Board believes that selecting new Board nominees is one of the most important responsibilities the Board members have to our stockholders and, for that reason, all of the members of the Board should have the right and responsibility to participate in the selection process. Additionally, each of the Board members, other than Mr. McGuire, is an “independent director” within the meaning of the AMEX listed company rules that are applicable to membership on Board Nominating Committees and Mr. McGuire is the largest stockholder of the Company and, in the opinion of the independent directors, he should have a role in the deliberations of the Board relating to the selection of directors. The Board has decided, however, that actions of the Board, in its role as Nominating Committee, can be taken only with the affirmative vote of a majority of the independent directors on the Board.

The Board’s primary responsibility, when acting as Nominating Committee, is to identify and screen new candidates for Board membership. Our Board of Directors has adopted a charter setting forth the responsibilities of the Board when acting as Nominating Committee. A copy of that charter, which complies with applicable AMEX listed company rules, is accessible at our website at www.coastdistribution.com. The Board met one time during 2006 in its role as Nominating Committee.

CORPORATE GOVERNANCE

To be considered independent, the Board must affirmatively determine that a director does not have any direct or indirect material relationship with Coast that, in the opinion of the Board, would interfere with the exercise of that director’s independent judgment in carrying out his responsibilities as a director. Pursuant to Coast’s corporate governance guidelines, a director will not be independent if, within the preceding three years:

•	The director was employed by Coast;

•	An immediate family member of the director was employed as an executive officer of Coast;

•

The director was employed by or affiliated with, or an immediate family member of the director was employed in a professional capacity by or affiliated with, Coast’s independent registered public accounting firm;

•

A present Coast executive officer was on the compensation committee of the board of directors of a company that concurrently employed the Coast director, or that concurrently employed an immediate family member of the director as an executive officer;

•

The director received, or an immediate family member of the director received, more than $60,000 in direct compensation from Coast during any 12 month period within the preceding three years, other than director and committee fees and any deferred compensation for prior service (provided such compensation is not contingent in any way on continued service with the Company); or

•

The director, or an immediate family member of the director, is a partner, executive officer, or controlling stockholder of another company or professional entity (including any law firm or investment banking firm) to which Coast made, or from which Coast received, payments for property or services in the current or any of the past three fiscal years that exceeded 5% of consolidated gross revenues of that company or professional entity for that year, or $200,000, whichever was more.

On the basis of the above criteria, the Board has determined that, with the exception of Mr. McGuire, who is Coast Distribution’s CEO, all of the directors are independent including Ben A. Frydman. In determining that Mr. Frydman is independent, the other independent directors considered the fact that Mr. Frydman is a stockholder in the law firm of Stradling Yocca Carlson & Rauth, which provided legal services to Coast during the past three years and is providing legal services to Coast in 2007. However, on the basis of the criteria set forth above and their evaluation of Mr. Frydman’s past performance as a director, the other independent directors determined that his relationship did not interfere with the exercise of his independent judgment in carrying out his responsibilities as a director of Coast Distribution.

Corporate Governance Guidelines

Our Directors believe that sound governance practices and policies provide an important framework to assist them in fulfilling their duties to the Company’s stockholders. In May 2004, our Board adopted the following governance guidelines, which include a number of policies and practices under which our Board has operated for some time, together with concepts suggested by various authorities in corporate governance and the requirements under the AMEX listed company rules and the Sarbanes-Oxley Act of 2002. Some of the principal subjects covered by those guidelines include:

•

Director Qualifications.    Candidates for election to the Board will be evaluated on the basis of each candidate’s independence and freedom from conflicts of interest, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and his or her ability and willingness to devote adequate time and effort to Board responsibilities.

•	Independence and Responsibilities of Directors. A majority of the Directors, but in no event less than three directors, will be independent directors (as defined in the AMEX listed company rules).

Additionally, Directors are expected to act in the best interests of all stockholders; develop and maintain a sound understanding of our business and the industry in which we operate; prepare for and attend Board and Board committee meetings; and provide active, objective and constructive participation at those meetings.

•

Director Access to Management.    Directors are to be permitted access to members of management and members of management are to provide Board presentations regarding the functional areas of our business for which they are responsible.

•

Adequate Funding for the Board and its Committees.    The Company will provide the funding necessary to enable the Board of Directors and each of its committees to retain independent advisors as the Board, or such committees acting independently of the Board, deem to be necessary or appropriate.

•

Director Participation in Continuing Education Programs.    New directors will participate in programs designed to familiarize them with our business, strategic plans, significant financial, accounting and risk management issues, compliance programs, conflicts policies, code of business conduct and corporate governance guidelines. In addition, each incumbent director is expected to participate in continuing education programs relating to developments in the Company’s business and to corporate governance.

•	Annual Performance Evaluations. The Board and each Board committee will conduct an annual self-assessment of its performance.

•

Executive Sessions Without Management.    The independent directors of the Board will hold separate sessions, outside the presence of management, to consider and evaluate the performance of the Company and its management and such other matters as they deem appropriate. In addition, the Audit Committee shall meet separately with the Company’s outside auditors.

Code of Business Conduct

We have adopted a Code of Business Conduct for our officers and employees. The Code also sets forth specific ethical policies and principles that apply to our Chief Executive Officer, Chief Financial Officer and other key accounting and financial personnel. A copy of our Code of Business and Ethical Conduct is posted on our Internet website at www.coastdistribution.com. We also intend to disclose, on our Internet website, any amendments to the Code and any waivers of its requirements that may be granted to our Chief Executive Officer or Chief Financial Officer.

Communications with the Board

Stockholders and other parties interested in communicating with the non-management directors as a group may do so by writing to the Corporate Secretary, The Coast Distribution System, Inc., 350 Woodview Avenue, Morgan Hill, California 95037. The Corporate Secretary will review and forward to the appropriate member or members of the Board copies of all such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that she otherwise determines requires their attention. Concerns relating to accounting, internal controls or auditing matters will be brought promptly to the attention of the Chairman of the Audit Committee and will be handled in accordance with procedures established by the Board’s Audit Committee.

Nomination of Directors

In identifying candidates for membership on the Board, the directors will seek recommendations from existing Board members and executive officers. In addition, the Board will consider any candidates that may be recommended by any of the Company’s stockholders who make those recommendations in accordance with the procedures described below. The Board also has the authority to engage an executive search firm and other advisors as it deems appropriate to assist it identifying qualified Board candidates. It is the Board’s policy to evaluate all candidates for director in the same manner regardless of the source of the recommendation.

In assessing and selecting new candidates for Board membership, the Board of Directors will consider such factors, among others, as the candidate’s independence and freedom from conflicts of interest, experience, knowledge, skills and expertise, as demonstrated by past employment and board experience and the candidate’s reputation for integrity. When selecting a nominee from among candidates considered by the Board, it will conduct background inquiries of and interviews with the candidates the Board members believe are best qualified to serve as directors. The Board members will consider a number of factors in making their selection of a nominee from among those candidates, including, among others, whether the candidate has the ability, willingness and enthusiasm to devote the time and effort required of members of the Board; the candidate’s independence, including whether the candidate has any conflicts of interest or commitments that would interfere with the candidate’s ability to fulfill the responsibilities of a director to the Company’s stockholders; whether the candidate’s skills and experience would add to the overall competencies of the Board; and whether the candidate has any special background or experience relevant to the Company’s business.

Stockholder Recommendation of Board Candidates.    Any stockholder desiring to submit a recommendation for consideration by the Board of a candidate that the stockholder believes is qualified to be a Board nominee at any stockholders meeting may do so by submitting that recommendation in writing to the Board not later 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders. However, if the date of an annual meeting has been changed by more than 30 days from the anniversary date of the prior year’s annual meeting, the recommendation must be received within a reasonable time before the Company begins to print and mail its proxy materials for that annual meeting. In addition, the recommendation should be accompanied by the following information: (i) the name and address of the nominating stockholder and the person that the nominating stockholder is recommending for consideration as a candidate for Board membership; (ii) the number of shares of voting stock of the Company that are owned by the nominating stockholder, his or her recommended candidate and any other stockholders known by the nominating stockholder to be supporting the nomination of that candidate; (iii) a description of any arrangements or understandings that relate to the election of directors of the Company, between the nominating stockholder, or any person that (directly or indirectly through one or more intermediaries) controls, or is controlled by, or is under common control with, such stockholder, on the one hand, and the person that the nominating stockholder is recommending for election to the Board or any other person or persons (naming each such person), on the other hand; (iv) such other information regarding the recommended candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; and (v) the written consent of the recommended candidate to be named as a nominee and, if nominated and elected, to serve as a director.

Stockholder Nominations.    Our Bylaws provide that any stockholder also may nominate, at any annual meeting of stockholders, one or more candidates for election to the Board of Directors, by giving the Company written notice (addressed to the Secretary of the Company at the Company’s principal offices) of such stockholder’s intention to do so not later than 120 days prior to the first anniversary of the date on which the proxy materials for the prior year’s annual meeting were first sent to stockholders. Such notice must be accompanied by the same information, described in the immediately preceding paragraph, regarding such candidate or candidates to be nominated for election to the Board and the nominating stockholder. Any stockholder nomination at any annual meeting that does not comply with these Bylaw requirements shall be ineffective and disregarded. No such notice was received from any stockholder with respect to the upcoming Annual Meeting and, therefore, the election of directors at that Meeting will be uncontested.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires each of our directors and executive officers, and any person who owns more than 10% of our Common Stock, to file reports with the Securities and Exchange Commission containing information regarding changes in their ownership of shares of our Common Stock and acquisitions and exercises of options to purchase shares of our Common Stock. Our directors and executive officers and greater than ten percent stockholders are required by

SEC regulations to furnish us with copies of all forms that each has filed pursuant to Section 16(a) of the Exchange Act.

Based solely on a review of copies furnished to us of such reports, or of written representations that no other reports were required, to our knowledge all officers, directors, and greater than 10% stockholders complied, during 2006, with all Section 16(a) filing requirements, except as follows: Form 4s to report automatic annual grants of options to purchase 2,000 shares to each of Messrs. Casey, Danna, Frydman and Mr. Throop’s on the date of last year’s Annual Meeting were filed one day late; a Form 4 to report the exercise by Mr. Castagnola on December 22, 2006 of options to purchase 12,500 shares was filed one day late; and a Form 4 to report an open market purchase of 4,800 shares by Mr. Musbach on December 29, 2006 was filed two days late.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

We believe that the success of our business and the creation of long term stockholder value depend to a large extent on our ability to retain and to attract superior management employees. Therefore, the Compensation Committee’s primary objective, when setting management compensation, is to enable the Company to retain its existing and, when the need arises to attract new or additional, executive officers and other key management employees. Our Compensation Committee attempts to accomplish this objective by:

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Offering competitive salaries and benefits to our Chief Executive Officers and our four other executive officers who are named in the Summary Compensation Table below (our “Named Executive Officers” or “NEOs”) and our other key management personnel;

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Providing our NEOs and other key management employees the opportunity to earn additional compensation, in the form of bonuses, based on the achievement of defined annual corporate goals established by the Compensation Committee or on exceptional individual performance which the Compensation Committee believes has meaningfully contributed either to the current financial success of the Company or to positioning the Company for future growth and future financial success; and

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Aligning the financial interests of our NEOs and other key management employees with those of our stockholders, primarily through the grant of stock options and other forms of equity-based compensation that reward the NEOs and other management employees for improvements in the market performance of our Common Stock.

It is the Compensation Committee’s policy, as well, (i) to submit all stock incentive plans and programs under which those option and other equity based compensation awards are granted for approval by our stockholders, (ii) to place limits on the number of shares for which options or stock purchase rights may be granted under those programs and (iii) generally to provide for stock based compensation awards to become exercisable (i.e., vest) in annual installments over multi year periods as a means of creating incentives for our officers and other key management employees to focus on achieving longer term corporate objectives and to remain in our employ.

The market for talented and experienced individuals is competitive nationally, and particularly in the San Francisco Bay Area where the Company is headquartered. While we consider peer groups, no single factor is determinative in setting compensation structure or allocating among elements of compensation. To ensure that we are appropriately compensating our NEOs and other key management employees and that we have appropriate human resources to execute on our business plans, our Compensation Committee and our Board incorporate all available information and use their judgment in making compensation decisions. The Compensation Committee performs annual reviews of our executive compensation programs to evaluate their competitiveness and consistency with our overall management compensation philosophy and objectives.

Elements of Compensation Package

We generally provide three major categories of compensation: (i) base salary; (ii) annual bonus compensation; and (iii) equity compensation, which has historically been in the form of stock option grants. We believe that the combination of these three elements enables us to retain existing and attract new management employees in the competitive local and national markets and to balance the motivation of all of our management employees to execute on immediate goals while remaining conscious of our strategic objectives and longer term goals.

The allocation of the individual components of compensation is based on a number of factors, including competitive market conditions and the positions of the management employees within our organization in terms of their ability to influence our financial performance. Generally, the percentage of compensation at risk, either in the form of bonus or equity compensation, is higher for our NEOs than for other management employees, because the performance of our NEOs has a greater impact on whether or not we achieve our strategic objectives and longer term goals.

Salaries and Employee Benefits Programs

In order to retain executives and other key employees, and to be able to attract additional well qualified executives when the need arises, Coast Distribution strives to offer salaries and health care and other employee benefit programs to its executives and other key management employees which are competitive with those offered by comparable businesses. In establishing salaries for executive officers, the Compensation Committee reviews (i) the historical performance of the executives; and (ii) available information regarding prevailing salaries and compensation programs offered by comparable businesses. Another factor which is considered in establishing salaries of our executive offers are the costs of living in the San Francisco Bay Area where the Company is headquartered, as such costs generally are higher than in other parts of the country.

Performance Based Compensation

The Compensation Committee believes that, as a general rule, annual compensation in excess of base salaries should be made dependent primarily on our financial performance. Accordingly, early in each fiscal year, the Compensation Committee adopts an annual bonus compensation program for our NEOs and other key management personnel. The Committee establishes a range of net earnings or pre-tax earnings goals for the fiscal year and provides that if a minimum or “threshold” goal is achieved, a bonus pool will be established from which bonuses will be paid to participants in the program, including our NEOs. The amount of the bonus pool depends on the extent to which the threshold earnings goal is exceeded.

The earnings goals for each year’s annual bonus program are established on the basis of the annual operating plan for that year that is initially developed by management and then is submitted to the Board of Directors for its review, possible modification and approval. The annual operating plan is designed to maximize the profitability of the Company within the constraints of prevailing economic and market conditions. In establishing the annual operating plan, the Board reviews market conditions and trends and other factors which, based on historical experience, can be expected to affect the Company’s revenues and profitability, including historical operating costs, as adjusted for anticipated increases in costs resulting from pricing changes by vendors or changes in economic conditions, cost savings that management and the Board believe can be realized during the fiscal year, and competitive conditions in the Company’s markets. By taking all of these factors into account, the earnings or “target” goal in the annual operating plan is fixed at what is believed to be a realistic level so as to make the incentives under the bonus program meaningful to executives and to avoid penalizing plan participants for conditions outside of their control.

The annual bonus pool is allocated by the Compensation Committee among the NEOs and other participants based on their seniority and the Committee’s assessment of their contributions to the achievement of the annual earnings goal. As a result, generally the bonus compensation that is allocated to the NEOs is greater than for other participants in the program and bonus compensation generally represents a higher proportion of each NEO’s total cash compensation than for other participants.

In certain instances, bonuses under an annual bonus program are awarded not only on the basis of the Company’s profitability, but also on the achievement by an executive of specific objectives within his or her area of responsibility. For example, a bonus may be awarded for an executive’s efforts in achieving greater than anticipated cost savings, or establishing new or expanding existing markets for the company’s products.

As a result of these performance-based bonus programs, executive compensation generally increases in those years in which the Company’s profitability increases. On the other hand, in years in which the Company experiences less than the anticipated profit growth, bonuses and total executive compensation tend to be lower.

Stock Options and Equity Based Programs

In order to align the financial interests of our NEOs and other key management employees with those of our stockholders, the Committee grants stock options to them on a periodic basis and makes contributions to an employee stock purchase plan under which officers and employees (who own less than 5% of our outstanding shares) may elect to have a portion of their salaries withheld and used, together with Company’s contributions, to purchase shares of our Common Stock. Stock option grants, in particular, reward senior executives and other key management employees for performance that results in increases in the market price of our Common Stock, which directly benefits all stockholders. Moreover, options generally are granted on terms which provide that they will become exercisable in cumulative annual installments over a three-to-five year period. The Compensation Committee believes that these features of the option grants not only provide an incentive for NEOs and other key management employees to remain in the employ of the Company, but also make the Company’s earnings performance and longer term growth in the share prices important for the executives who receive stock option grants.

Timing of Option Grants.    It is the Compensation Committee’s policy to grant options only at regularly scheduled meetings of the Committee and all of the option grants to our NEOs and other key management employees in 2006 and 2005 were made at the first regularly scheduled meeting of the Committee held in the first quarter of those years.

Perquisites and Other Elements of Compensation

We do not provide perquisites, or “perks” to our NEOs.

Compensation of Chief Executive Officer

In July 2006, Mr. McGuire’s base annual salary was increased to $360,000 in order to bring his annual salary up to prevailing salaries being paid to chief executive officers at comparable companies. Mr. McGuire’s base annual salary had not been increased during the previous five years, except for cost of living adjustments. His bonus compensation for fiscal 2006 consisted of $85,000 in cash, which was paid during the first quarter of 2007, and which was lower than the bonus compensation that Mr. McGuire earned in 2005, because the Company’s profitability in 2006 was lower than in 2005. At its first regularly scheduled meeting in 2006, the Compensation Committee granted Mr. McGuire options to purchase 10,000 shares of our Common Stock (i) at an exercise price of $7.25 per share, which was equal to the closing per share price of our Common Stock on the American Stock Exchange on the date of that grant and (ii) on terms that provided for the options to vest in four equal annual cumulative installments of 25% of the shares covered by that option, commencing on the first anniversary of the date of grant, and to terminate on the fifth anniversary of the date of grant, to the extent not sooner exercised or terminated.

Compensation Review Process

At the end each fiscal year, our CEO prepares recommendations for each member of our executive team, excluding himself, with respect to annual adjustments in base salary, achievement of bonus awards and whether stock option grants should be made to them. The CEO presents his recommendations to the Compensation Committee for its consideration and approval. The recommendations take into account a variety of interrelated factors including achievement of our financial and operating performance goals, individual performance and contribution to Company successes, market competitive pressures, business conditions, the status of current equity grants with regard to vesting and retention value, and the potential financial impact on the Company of those recommendations.

Effective July 1, 2006, the base annual salaries of Ms. Knell and Messrs. Castagnola and Berger were increased by the Compensation Committee to $200,000, $175,000, and $150,000, respectively, to make their salaries more competitive with executive salaries being paid by comparable companies. Since those increases became effective as of July 1, 2006, their 2006 salaries, as set forth in the Summary Compensation Table below, reflect those increases only for the last six months of 2006.

Recommendations regarding changes to the CEO’s compensation follow the same methodology as that of other NEOs; however, his performance is evaluated and any changes in compensation arrangements are independently determined and voted on by the Compensation Committee.

Our Compensation Committee is composed of three independent directors and operates pursuant to a written charter that further outlines its duties and responsibilities. The charter is periodically reviewed and revised by our Compensation Committee and our Board, and is accessible on our website at www.coasdtdistribution.com.

Employment Severance and Change of Control Agreements

We currently do not have any employment agreements, severance agreements or change of control agreements with our NEOs, nor any other arrangements or plans under which they would receive post termination compensation other than insurance benefits.

Accounting and Tax Considerations

Tax and accounting implications are taken into consideration in the design and implementation of our management compensation programs. We recognize a charge to earnings for financial reporting purposes when stock options are granted, in accordance with SFAS 123R. We also considered the fact that our 401(k) Plan, in which all of our full time employees are eligible to participate on a non-discriminatory basis, provides tax advantaged retirement planning vehicles for our NEOs and other management employees.

In addition, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain highly compensated executive officers. This deduction limitation does not apply, however, to compensation which constitutes “qualified performance based compensation” within the meaning of Section 162(m) of the Code under compensation plans or programs that have been approved by shareholders, such as such as grants of stock options or other equity incentives under the Company’s existing stock incentive plans. We have considered the limitations on deductions imposed by Section 162(m) of the Code and it is our intention that substantially all executive compensation be designed to constitute “qualified performance based compensation” and, therefore, tax deductible under Section 162(m), for so long as doing so is consistent with our overall compensation objectives. As a result, all of our executive compensation expenses were deductible in 2006. However, to maintain flexibility in compensating our executive officers in a manner designed to promote our compensation goals and objectives, our policy does not require that all executive compensation be deductible for income tax purposes.

Compensation Committee Interlocks and Insider Participation

In fiscal 2006, the members of the Compensation Committee were John W. Casey, the Committee Chair, and Robert S. Throop and Leonard P. Danna, each of whom is an independent director (within the meaning of the AMEX listed company rules). No executive officer of the Company served on the board of directors or compensation committee of any corporation or other entity which has one or more executive officers serving as members of the Company’s Board of Directors or of its Compensation Committee.

Summary Compensation Table

The following table sets forth compensation received in the year ended December 31, 2006 by the Company’s Chief Executive Officer, and the other executive officers whose aggregate cash compensation for services rendered to the Company in all capacities in 2006 exceeded $100,000 (collectively, the “Named Executive Officers” or “NEOs”):

Name and Principal Position	Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Thomas R. McGuire Chairman and CEO	2006	$312,927	$10,730	$85,000	$468	$409,125

Sandra A. Knell EVP and Chief Financial Officer	2006	$187,019	$9,909	$58,000	$447	$255,375

Dennis A. Castagnola EVP—Proprietary Products	2006	$166,185	$9,795	$43,000	$617	$219,597

David A. Berger EVP—Operations	2006	$139,616	$9,795	$43,000	$447	$192,858

James Musbach(4) President and Chief Operating Officer	2006	$62,500	$3,604	$0	$0	$66,104

(1)	The amounts presented in this column represent the stock based compensation expense recognized during 2006 for equity awards made in 2006 and previous years in accordance with SFAS 123R. Pursuant to applicable SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions.

(2)	Amounts shown are the NEOs’ respective annual bonuses awarded for 2006. These bonuses were approved by the Compensation Committee at its March 8, 2007 meeting, based on the extent to which the Company achieved its 2006 earnings goals, and were paid later in that month. Information regarding the Committee’s determination of these 2006 bonus awards is contained in the Compensation Discussion and Analysis set forth above.

(3)	These amounts are the Company’s 2006 contributions to the 401(K) profit sharing plan for the respective accounts of the NEOs.

(4)	Mr. Musbach joined the Company in September 2006 as its President and Chief Operating Officer. His annual salary is $250,000 and he will be eligible to participate in the management bonus plan commencing in 2007.

Narrative to Summary Compensation Table

Additional information with respect to option grants and the awarding of non-equity incentive plan compensation to our named executive officers in 2006 is contained in the Compensation Discussion and Analysis set forth above.

Grants of Plan Based Awards in 2006

The following table sets forth information regarding non-equity and equity awards granted to each of the named executives in 2006.

	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)						Equity Incentive Plan Awards
Named Officers	Threshold($)		Target($)		Maximum($)		Grant Date	# of Shares Underlying Options		Exercise or Prices ($/Share)(2)	Grant Date Fair Value of Option Awards($)
Thomas R. McGuire	$33,000		$111,000		$197,000		2/28/06	10,000	(3)	$7.25	$26,500
Sandra A. Knell	$25,000		$75,000		$133,000		2/28/06	10,000	(3)	$7.25	$26,500
Dennis A. Castagnola	$23,000		$56,000		$99,000		2/28/06	10,000	(3)	$7.25	$26,500
David A. Berger	$17,000		$56,000		$99,000		2/28/06	10,000	(3)	$7.25	$26,500
James Musbach	N/A	(5)	N/A	(5)	N/A	(5)	11/15/06	50,000	(4)	$7.99	$143,000

(1)	The threshold, target and maximum bonus awards represent the range of bonuses that the NEOs could earn under our 2006 bonus plan. The Summary Compensation Table above contains information regarding the actual bonus amounts that were awarded and paid to our NEOs under the 2006 bonus plan and the Compensation Discussion and Analysis contains information regarding how those bonus amounts were determined.

(2)	Each option grant was made at an exercise price equal to the closing price per share of our Common Stock on the date of the grant as reported by the American Stock Exchange (AMEX).

(3)	Each of these options becomes exercisable in four annual cumulative installments of 25% of the respective number of shares subject to the options, commencing one year after their respective dates of grant, and will expire on the 5th anniversary of the respective dates of grant, unless sooner exercised or terminated.

(4)	This option becomes exercisable in five annual cumulative installments of 20% of the total number of shares subject to the option, commencing one year after its date of grant, and will expire on the 10th anniversary of the date of its grant, unless sooner exercised or terminated.

(5)	Mr. Musbach joined the Company in September 2006 and, as a result, was not eligible to participate in the 2006 bonus plan.

Narrative to Grants of Plan Based Awards Table

Additional information relating to the stock option grants and non-equity incentive plan awards to our NEOs is contained in the Compensation Discussion and Analysis and the Summary Compensation Table that are set forth above.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding unexercised options that had been granted to our NEOs and were outstanding as of the end of fiscal year 2006.

Name	Grant Dates	Number of Shares Underlying Unexercised Options at Year End			Option Exercise Price ($)(1)		Option Expiration Date
		Exercisable	Unexercisable
Thomas R. McGuire	1/08/2004 2/17/2005 2/28/2006	0 0 0	5,000 5,000 10,000	(2) (3) (4)	$ $ $	6.10 7.29 7.25	1/08/2014 2/17/2015 2/28/2011

Sandra A. Knell	1/07/1998 1/08/2004 2/17/2005 2/28/2006	50,000 0 0 0	0 5,000 5,000 10,000	(2) (3) (4)	$ $ $ $	3.19 6.10 7.29 7.25	1/07/2008 1/08/2014 2/17/2015 2/28/2011

Dennis A. Castagnola	1/07/1998 4/20/1999 2/29/2000 1/08/2004 2/17/2005 2/28/2006	20,000 10,000 12,500 0 0 0	0 0 0 5,000 5,000 10,000	(2) (3) (4)	$ $ $ $ $ $	3.19 2.25 2.06 6.10 7.29 7.25	1/07/2008 4/20/2014 2/29/2010 1/08/2009 2/17/2015 2/28/2011

David A. Berger	1/07/1998 4/20/1999 2/29/2000 1/08/2004 2/17/2005 2/28/2006	20,000 10,000 12,500 0 0 0	0 0 0 5,000 5,000 10,000	(2) (3) (4)	$ $ $ $ $ $	3.19 2.25 2.06 6.10 7.29 7.25	1/07/2008 4/20/2014 2/29/2010 1/08/2009 2/17/2015 2/28/2011

James Musbach	11/15/2006	0	50,000	(5)		$7.99	11/15/2011

(1)	Represent the closing market prices of our Common Stock on the respective dates of grant.

(2)	Unexercisable portion vests on January 8, 2009.

(3)	One fourth of the total number of options granted shall vest on each of February 17, 2007, February 17, 2008, February 17, 2009 and February 17, 2010.

(4)	One fourth of the total number of options granted shall vest on each of February 28, 2007, February 28, 2008, February 28, 2009 and February 28, 2010.

(5)	One fifth of the total number of options granted shall vest on each of November 15, 2007, November 15, 2008, November 15, 2009, November 15, 2010 and November 15, 2011.

Option Exercises

The following table provides information with respect to stock option exercises by our NEOs during 2006, including the number of shares acquired and the value realized before payment of any applicable withholding taxes and broker commissions.

	Option Awards
Name of Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Thomas R. McGuire	47,500	$145,588
Sandra A. Knell	20,000	$125,100
Dennis A. Castagnola	20,000	$109,490
David A. Berger	20,900	$141,205
James Musbach	0	0

(1)	The value realized, in each case, equals the difference between the option exercise price and the fair market value of our Common Stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

Pension Benefits in Fiscal 2006

We do not provide pension arrangements or post retirement health coverage for our NEOs or other employees. Our NEOs, as well as all other full time employees, are eligible to participate in our 401(k) defined contribution plan.

Nonqualified Deferred Compensation in Fiscal 2006

We do not offer any nonqualified deferred compensation programs to our NEOs or any other employees.

Potential Payments on Termination or Change of Control

We currently do not have employment agreements, severance agreements, change of control agreements or any other form of agreement with our NEOs which provides the for the payment of compensation or non-equity awards or the provision of benefits on a termination of employment or as a result of a change of control transaction, except for health or other insurance coverage that may continue following a termination of employment. Our stock incentive plans provide that all unvested options, whether held by the NEOs or other employees, will become vested on a change of control of the Company unless the party acquiring control of the Company agrees to assume or substitute comparable equity incentives for those outstanding options.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed, with management, the Compensation Discussion and Analysis set forth above, and, based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2006, as amended, and in our proxy statement for the 2007 annual meeting of stockholders.

Submitted by the Compensation Committee
of the Board of Directors:

John W. Casey, Chairman
Robert S. Throop
Leonard P. Danna

Director’s Compensation

Only non-employee directors receive compensation for service on the Board of Directors and Committees of the Board. In 2006, non-employee directors were paid a retainer of $8,000 per year and a fee of $2,000 for (i) attendance at each Board of Directors’ meeting, and (ii) each Committee meeting that was held on a date other than a date on which a Board meeting was held. Non-employee directors were reimbursed for their out-of-pocket expenses incurred in attending those meetings.

Pursuant to the Company’s employee stock incentive plans, each year, on the date of the Annual Meeting, each of the non-employee directors is automatically granted an option to purchase 2,000 shares of Common Stock at an exercise price that is equal to the fair market value of the Company’s shares on the date of grant, as reported by AMEX. These options become fully exercisable six months after the date of grant. Upon joining the Board, each new non-employee director receives an option to purchase 2,000 shares, which becomes exercisable in full one year after the date of grant.

The following table sets forth, for each non-employee director, information regarding the cash compensation paid and the stock options granted for service on the Board and its Committees during 2006.

Name	Fees Earned or Paid in Cash($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total
John W. Casey	$30,000	$9,429	—	$39,429
Leonard P. Danna	$30,000	$9,237	—	$39,237
Ben A. Frydman	$26,000	$9,429	—	$35,429
Robert S. Throop	$28,000	$9,429	—	$37,429

(1)	This column reports the amount of cash compensation earned in 2006 for board and committee service.

(2)	Amounts shown reflect the compensation cost recognized in 2006 with respect to stock option awards granted during 2006 and previous years, as determined in accordance with FAS 123R (except that estimated forfeitures have been disregarded for this purpose). The assumptions used to determined these amounts are discussed in Note A of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006. There were no forfeitures of stock options by our directors during 2006.

The number of shares subject to outstanding stock options held by each director at December 31, 2006 were: Mr. Casey—18,000; Mr. Danna—8,000; Mr. Frydman—18,000; and Mr. Throop 8,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2006, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party and in which any Director, NEO, or holder of more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2006 (the “2006 Financial Statements”).

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s internal controls and financial reporting process and the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Burr, Pilger & Mayer LLP (“Burr Pilger”), is responsible for auditing the financial statements and for expressing an opinion as to whether the financial statements present fairly the consolidated financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles in the United States. The Audit Committee reviewed and discussed the 2006 Financial Statements with management and Burr Pilger. In addition, the Audit Committee has discussed the matters required pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees) with Burr Pilger, has received written disclosures and the letter from Burr Pilger required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed those independence disclosures and that letter with Burr Pilger, which did not perform any non-audit services for the Company in 2006.

The Audit Committee’s duty is one of oversight as set forth in its Charter. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits, or to determine whether the financial statements are complete and accurate and are in accordance with generally accepted accounting principles. With the exception of Mr. Danna, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and none of the Audit Committee members, including Mr. Danna is, and none of them represents himself to be, performing the functions of auditors or accountants for the Company. Accordingly, the members of the Audit Committee may rely, and have relied, without independent verification, on the information provided to them and on the representations made by management and Burr Pilger. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

Based solely on the Audit Committee’s review of the matters noted above and its discussions with the Company’s auditors and the Company’s management, the Audit Committee recommended to the Board of Directors that the Company’s financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Respectfully Submitted,

Leonard P. Danna
Robert S. Throop
John W. Casey

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Audit Committee Report, shall not be incorporated by reference into any such filings.

INDEPENDENT ACCOUNTANTS

Independent Accountants

The Audit Committee has engaged the accounting firm of Burr, Pilger & Mayer LLP (“Burr Pilger”) to serve as the Company’s independent registered public accountants for the year ending December 31, 2007, to conduct reviews of the Company’s quarterly financial statements for the first three quarters of 2007 and to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2007. Burr Pilger also served as the Company’s independent registered public accounting firm for the year ended December 31, 2006.

A representative of Burr Pilger will attend the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

The audits of the Company’s consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 were performed by Grant Thornton LLP (“Grant Thornton”), which served as the Company’s independent registered public accountants for those fiscal years.

Change in Certifying Accountants

As previously reported, in September 2006, the Audit Committee of the Board of Directors dismissed Grant Thornton as the Company’s independent registered public accounting firm and shortly thereafter approved the appointment and engagement of Burr Pilger to serve as the Company’s independent registered public accounting firm.

During the period from January 1, 2004 to the date of the dismissal of Grant Thornton: (i) there had been no disagreements between us and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to Grant Thornton’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit reports of Grant Thornton on our financial statements for the fiscal years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

We provided Grant Thornton with a copy of the disclosure we included in a Current Report on Form 8-K filed with the SEC reporting its dismissal and, at our request, Grant Thornton furnished us with a letter addressed to the SEC stating that it agreed with the statements that we made in that Current Report. A copy of Grant Thornton’s letter was attached as an Exhibit to that filing.

During the period from January 1, 2004 to September 21, 2006 (the date Burr Pilger was engaged), neither the Company, nor anyone acting on its behalf, consulted with Burr Pilger regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any of the matters or events set forth in Item 304(a)(2)(ii) of Regulation S-K.

Audit and Other Services Rendered and Related Fees

Services Rendered by and Fees Paid to Burr Pilger in Fiscal 2006.

Audit Services.    During fiscal 2006, Burr Pilger rendered audit services to us, which consisted of the annual audit of our consolidated financial statements for the fiscal year ended December 31, 2006 and a review of our interim consolidated financial statements that were included in our Quarterly Report on Form 10-Q filed with the SEC for the quarter ended September 30, 2006. Fees paid for those services totaled $193,200.

Other Services.    Burr Pilger did not render any other services to us in fiscal 2006.

Services Rendered by and Fees Paid to Grant Thornton in Fiscal 2006 and Fiscal 2005.

Audit Services in Fiscal 2006.    In fiscal 2006, Grant Thornton rendered audit services to us consisting of reviews of our interim consolidated financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, and June 30, 2006 and assistance with the transition of audit responsibilities to Burr Pilger. Fees paid to Grant Thornton for those services totaled $47,900.

Audit Related Services in Fiscal 2006.    In fiscal 2006, Grant Thornton rendered audit related services to us in connection with the inclusion of its consent to the incorporation by reference, in our S-8 registration statement for our 2005 Stock Incentive Plan, of the audit reports issued by Grant Thornton with respect to our consolidated financial statements for the fiscal years ended December 31, 2005 and 2004. We paid fees of $16,400 to Grant Thornton for those audit related services.

Other Services in Fiscal 2006.    Grant Thornton did not render any other services to us in fiscal 2006.

Audit Services in Fiscal 2005.    In fiscal 2005, Grant Thornton rendered audit services to us, which consisted of the annual audit of our consolidated financial statements for the fiscal year ended December 31, 2005 and reviews of our interim consolidated financial statements that were included in our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, June 30 and September 30, 2005, respectively. Fees paid to Grant Thornton for those audit services totaled $264,000.

Other Services in Fiscal 2005.    Grant Thornton did not render any other services to us in fiscal 2005.

Audit Committee Pre-Approval Policy

The Audit Committee’s policy is to pre-approve services to be performed by the Company’s independent registered public accountants in the categories of audit services, audit related services, tax services and other services. This policy is designed to ensure that the provision of any non-audit services does not impair the independence of the Company’s registered public accounting firm. Additionally, the Audit Committee will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved.

SOLICITATION

We will pay the costs of soliciting proxies from our stockholders, and plan on soliciting proxies by mail. In order to ensure adequate representation at the Annual Meeting, Company directors, officers and employees (who will not receive any additional compensation therefor) may communicate with stockholders, brokerage houses and others by telephone, email, telegraph or in person, to request that proxies be furnished. We will reimburse brokerage houses, banks, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company’s shares.

SHAREHOLDER PROPOSALS

Under Securities Exchange Act Rule 14a-8, any stockholder desiring to submit a proposal for inclusion in our proxy materials for our 2008 Annual Meeting of Stockholders must provide the Company with a written copy of that proposal by no later than 120 days before the first anniversary of the release of Company’s proxy materials for the 2007 Annual Meeting. However, if the date of our Annual Meeting in 2008 changes by more than 30 days from the first anniversary of the date on which our 2007 Annual Meeting is held, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for our 2008 Annual Meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are governed by the Securities Exchange Act of 1934, and the rules of the SEC thereunder and other laws and regulations to which interested stockholders should refer.

OTHER MATTERS

We are not aware of any other matters to come before the Annual Meeting. If any other matter not mentioned in this Proxy Statement is properly submitted to a vote of stockholders at the Meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

ANNUAL REPORT

The 2006 Annual Report to Stockholders of the Company is being sent with this Proxy Statement to each stockholder of record as of July 17, 2007. The Annual Report is not to be regarded as proxy solicitation material.

By Order of the Board of Directors

Sandra A. Knell
Secretary

July 24, 2007

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, AS AMENDED TO DATE, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006 AND AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE PROVIDED (WITHOUT EXHIBITS) TO STOCKHOLDERS, AT NO CHARGE, UPON WRITTEN REQUEST TO THE SECRETARY, THE COAST DISTRIBUTION SYSTEM, INC., 350 WOODVIEW AVENUE, MORGAN HILL, CALIFORNIA 95037.

  DETACH PROXY CARD HERE

(continued from other side)
Proposal No. 1. Election of the Class I Directors: The Board of Directors Recommends a vote FOR the Nominees Named below:		Proposal No. 2. IN THEIR DISCRETION, ON ANY OTHER BUSINESS WHICH PROPERLY COMES BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
☐ FOR THE NOMINEES LISTED BELOW	☐ WITHHOLD AUTHORITY (to vote for the Nominees listed below)
Robert S. Throop and Leonard P. Danna		Please indicate if you plan to attend the Annual Meeting:
(To withhold authority for any individual Nominee, please write his name in the space provided above)		Yes ☐ No ☐

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ABOVE. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION, AS CLASS I DIRECTORS, OF THE ABOVE NAMED NOMINEES. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR EITHER OR BOTH OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD AND TO VOTE ON ALL OTHER MATTERS WHICH MAY BE VOTED ON AT THE ANNUAL MEETING.

Date: , 2007

Signature

Signature if held jointly
Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in fiduciary capacity should state their full titles as such.

PROXY

THE COAST DISTRIBUTION SYSTEM, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS — AUGUST 29, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby revokes all previously granted proxies and appoints Thomas R. McGuire, John W. Casey and Ben A. Frydman, and each of them, individually, as attorneys and Proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote, as designated on the other side of this proxy, all shares of common stock of The Coast Distribution System, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s Executive Offices, 350 Woodview Avenue, Morgan Hill, California, at 10:00 A.M. (Pacific Time) on Wednesday, August 29, 2007, and at any postponements or adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN

AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

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